Exhibit 99.1
                                                                    ------------


NTS LOGO
--------------------------------------------------------------------------------
National                                             Executive Office
Technical                                            24007 Ventura Boulevard
Systems, Inc.                                        Calabasas, California 91302
                                                     Tel:   (818) 591-0776

NEWS RELEASE for January 26, 2004 at 7:30 AM EST
------------------------------------------------
Contact:    Allen & Caron Inc                   National Technical Systems
            Jill Bertotti                       Aaron Cohen
            jill@allencaron.com                 Vice Chairman of the Board
            Len Hall (media)                    818-591-0776
            len@allencaron.com
            949-474-4300

    NATIONAL TECHNICAL SYSTEMS COMPLETES ACQUISITION OF DTI HOLDINGS, LLC

       Provider of Large Scale Shock and Vibration Tests for U.S. Navy

CALABASAS, CA (January 26, 2004) . . . National Technical Systems, Inc. (Nasdaq:
NTSC) (NTS), a leading provider of quality, conformance and certification testing, quality registration, and managed services, announced today that it has finalized the acquisition of privately-held DTI Holdings, LLC, doing business as "Dynamic Testing" (DTI), headquartered in Rustburg, VA. Mertz Associates, Inc., a Milwaukee-based merger and acquisition consulting firm, assisted in negotiating the transaction. As previously reported, on December 8, 2003, the purchase was made for a combination of cash and NTS common stock.

      NTS Chairman and CEO, Jack Lin, Ph.D., commented, "The acquisition of DTI is another step in NTS' growth strategy for increasing revenue and profitability for our shareholders. Not only will this acquisition be immediately accretive in its own right, but it is also expected to play an important role in NTS' strategy of capturing a significant share of the large-scale shock and vibration testing mandated by the Navy. The DTI acquisition differentiates NTS as the only commercial company able to offer the Navy and its suppliers a complete suite of physical tests to qualify products for deployment on Naval vessels."

      DTI provides its customers large-scale shock and vibration testing services that are used to qualify mission-critical equipment such as navigation, communication and guidance weapons installed on U.S. Navy combatants. Its customers include the U.S. Navy and other U.S. and foreign government agencies, as well as a number of prime contractors and commercial organizations. In addition to testing services, DTI also offers its customers a full line of shock isolators.

      NTS President and Chief Operating Officer William C. McGinnis added, "DTI is a healthy organization with a strong management team and a culture that is compatible with NTS. Its operations are efficient and should immediately provide higher margins to our organization. NTS is now positioned to offer the Navy and its suppliers complete and convenient one-stop services to meet all the Navy NAVSEA test requirements. One of the jewels of this acquisition is DTI's $7.0 million time and material task order based contract with the Naval Surface Warfare Center. We also believe there is an opportunity to achieve significant shock isolator product growth in the domestic and international shipping industry."
                                 MORE-MORE-MORE

NATIONAL TECHNICAL SYSTEMS COMPLETES ACQUISITION
PAGE 2-2-2


About National Technical Systems, Inc.
--------------------------------------
      National Technical Systems, Inc. is a business-to-business services company providing organizations in the aerospace, defense, information technology (IT) and high technology markets integrated testing, certification, quality registration, systems evaluation and engineering solutions. For additional information about National Technical Systems, visit its web site at www.ntscorp.com.


      The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for services and products, development of markets for the companies' services and products and other risks identified in the companies' SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The companies undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   # # # #